CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated November 9, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-29901 and 811-1716) of Alliance Quasar Fund, Inc.




                                  ERNST & YOUNG LLP


New York, New York
October 25, 2002


00250.0150 #357404